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                                                                   Exhibit 10.37


                             MODIFICATION AGREEMENT

                  This Modification Agreement (the "Agreement") is entered into among Saturn Investments, Inc. a Delaware company (the "Investor"), The Tracker Corporation, an Ontario corporation ("Tracker Canada"), The Tracker Corporation of America, a Delaware corporation (the "Company"), I. Bruce Lewis, an individual ("Lewis"), Mark J. Gertzbein, an individual ("Gertzbein"), Jonathan
B. Lewis, an individual ("J. Lewis"), as of the 27th day of May, 1997, (Lewis, Gertzbein and J. Lewis referred to collectively herein as the "Controlling Shareholders").

                                    RECITALS

                  1. In March 1994, Tracker Canada received an investment of CDN $3,350,000 from Stalia Holdings B.V. ("Stalia") for units consisting of common shares of Tracker Canada and warrants to purchase common shares of Tracker Canada. On March 14, 1994, Tracker Canada and the Controlling Shareholders entered with Stalia into (I) a Stock Option Agreement (the "Option Agreement") granting to Stalia the right to purchase an additional amount of common shares that would provide Stalia (when combined with common shares held by Stalia at the time of exercise) with ownership of 25% of Tracker Canada's issued and outstanding voting equity securities and (ii) a Right of First Refusal, Co-Sale and Voting Agreement (the "Voting Agreement") granting to Stalia certain rights with respect to any issuance of equity securities by Tracker Canada, any sale of shares by the Controlling Shareholders and certain shareholder voting issues.

                  2. Since the date of the Voting Agreement, the parties to the Voting Agreement have changed. As a result of the reorganization of the Company and Tracker Canada, and pursuant to that certain Agreement dated July 1994 by an among Stalia, Tracker Canada, the Company and the Controlling Shareholders (the "July 1994 Agreement"), the Company has assumed all of the obligations of Tracker Canada under the Voting Agreement and the Option Agreement. Pursuant to that certain Bill of Sale dated January 31, 1996 (the "Bill of Sale)", Stalia has transferred to the Investor all of Stalia's rights, title and interest In certain assets of Stalia, including Stalia's rights under the Voting Agreement and the Option Agreement.

                  3. In connection with the registration of the Company's equity securities pursuant to the registration statement the ("Registration Statement") that has been filed with the U.S. Securities and Exchange Commission (the "SEC") and declared effective by the SEC on October 21, 1996 (the "Effective Date"), the parties now desire to modify the Voting Agreement to, among other things:
(1) incorporate the information and notice obligations set forth in that certain letter from Gregg C. Johnson ("Johnson"), on behalf of Tracker Canada, to Stalia dated June 7, 1994 (the "June 1994 Letter"); (2) reflect the changes in the identity of the parties from Tracker Canada to the Company and from Stalia to the Investor; (3) clarify the nature of the "public offering" which triggers termination of all of the provisions of the Voting Agreement


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and the Option Agreement; and (4) terminate the Option Agreement and right of co-sale provisions of the Voting Agreement as of the Effective Date.

                  4. As of June 25, 1996, the Controlling Shareholders each held the number of shares of Common Stock of the Company and Exchangeable Preference Shares of Tracker Canada, which are exchangeable for Common Shares of the Company (collectively, the "Common Shares"), described in the Registration Statement.


                  5. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Voting Agreement.

                                   AGREEMENTS

                  NOW THEREFORE, on the stated premises and for and in consideration of the mutual benefits to the parties to be derived herefrom, the parties hereby agree as follows:

                  1. The Option Agreement shall be deemed terminated as of the Effective Date and, as of such date, shall no longer have any legal force or effect.

                  2. The rights of co-sale set forth in Article III of the Voting Agreement shall be deemed terminated as of the Effective Date and, as of such date, such Article III shall no longer have any legal force or effect.

                  3. The Voting Agreement shall be amended as follows:

                        3.1 A new definition shall be added to Article 1 of the Voting Agreement, as follows:

                                    "Business Day" shall mean any day on which banks are open for business in New York, New York, U.S.A.

                        3.2         The definition of "New Securities" under
                                    Article I of the Voting Agreement shall be amended to read as follows:

                           "New Securities" shall mean any capital stock (including Common Shares or preferred shares) of the Company, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of all of its capital stock; (ii) securities covered by a registration statement which has been declared effective under the 1933 Act; (iii) securities issued pursuant to an employee stock option, stock purchase, stock wage


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                           or other similar plan; (iv) securities issued after
                           the date of this Agreement if such securities are issued pursuant to the exercise, exchange or conversion of any options, warrants, evidences of indebtedness, shares of stock or other securities which are convertible, exchangeable or exercisable for Tracker shares, either immediately or upon the arrival of a specified date or the happening of a specified event ("Convertible Securities") that are outstanding as of the date of this Agreement or of any Convertible Securities that have been authorized to be issued by the Company's Board of Directors as of the date of this Agreement; and (v) securities issued to any person not a party to this Agreement for consideration other than cash.

                           3.3 The definitions of "OBCA" and "Warrants" under
Article 1 of the Voting Agreement shall be deleted.

                           3.4 Section 2.1 under Article II of the Voting
Agreement shall be amended to read as follows:

                                    GRANT OF RIGHTS. The Company hereby grants
                  to the Investor the right of first to purchase, pro rata, all New Securities which the Company may, from time to time propose to sell and issue. The Investor's pro rata share, for purposes of this right of first refusal, shall be equal to a fraction (A) the numerator of which is the number of Common Shares held by the Investor on the date of the Company's written notice pursuant to Section 2.2 below (the "Notice Date"); and (B) the denominator of which is the number of Common Shares outstanding on the Notice Date; and (B) the denominator of which is the number of Common Shares outstanding on the Notice Date.

                           3.5 Section 2.2 under Article II of the Voting
Agreement shall be amended to read as follows:

                           REQUIRED NOTICES. In the event the Company proposes
                  to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. The Investor shall have seven (7) Business Days from the date of receipt of any such notice to agree to purchase any amount of New Securities up to the Investor's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                           3.6 Section 2.3 under Article II of the Voting
Agreement shall be amended as follows:


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                           COMPANY'S RIGHT TO SELL   In the event the Investor
                  fails to exercise the right of first refusal as to all New Securities offered within said seven (7) Business Day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell all such New Securities respecting which the Investor's option was not exercised, at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said sixty (60) day period or entered into an agreement to sell all such New Securities within said sixty (60) day period (or sold and issued all such New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investor in the manner provided above.

                           3.7 Section 2.4 under Article II of the Voting
Agreement shall be amended as follows:

                           3.8 Section 4.2 under Article IV of the Voting
Agreement shall be amended to read as follows:

                           PROTECTIVE PROVISIONS   In light of the Investor's
                  financial investment in the Company, without first obtaining the written consent of the Investor, the Controlling Shareholders, subject to their fiduciary duties under Delaware law, shall not vote for, and shall exercise their best efforts as significant shareholders of the Company to ensure that the Board does not approve:

                                    (a) the liquidation or dissolution of the
                  Company;

                                    (b) the declaration or payment of any
                  dividends or the making of any distribution of any distribution out of the ordinary course of the Company's business, whether in cash or any other property, to the shareholders of the Common Stock of the Company. This Section
                  4.2 shall not apply to dividends declared or paid in connection with any class of the Company's Preferred Stock; and



                                    (c) any material alteration in the rights,
                  preferences, privileges and restrictions of the Common Shares.


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                           3.9 Section 4.4 under Article IV of the Voting
Agreement shall be amended to read as follows:

                           4.4 Each of the Company and Tracker Canada hereby
                  acknowledge and agree to (a) provide a designee of the Investor in the U.S. or Canada with copies of all communications made to its directors, including notice of any directors' meetings; (b) allow such designee of the investor to attend all Board meetings; (c) provide monthly updates on their business and affairs, including updated cash-flow reports; and (d) provide the Investor's counsel with all documentation it may reasonably request relating to issues which may affect the Investor.

                           3.10 Section 6.2 under Article IV of the Voting
Agreement shall be amended to read as follows:


                           NOTICES. All notices, requests, demands and other
                  communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally, or sent by facsimile to the numbers indicated below or (b) ten calendar days after being mailed by airmail, certified or registered mail, postage prepaid, return receipt requested, address as follows:

                  If to the Investor:       Saturn Investments Inc.
                                            P.O. Box 227
                                            Jeddah 21411
                                            Kingdom of Saudi Arabia

                                            Attention:        Ayman Abudawood

                                            Facsimile:        9662-642-5807

                  With a copy to:           Gibson, Dunn & Crutcher
                                            30/35 Pall Mall
                                            London Swly 5LP

                                            Attention:        Anthony Bonanno





                                            Facsimile:        44 171 926 2465

                  If to the Company:        The Tracker Corporation of America
                                            180 Dundas Street West


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                                            Suite #1502
                                            Toronto, Ontario
                                            Canada M5G 1Z8

                                            Attention:        Mark J. Gertzbein

                                            Facsimile:        1 (416) 595-6220

                  With a copy to:           Fennemore Craig
                                            Two North Central Avenue
                                            Suite #2200 Phoenix,
                                            Arizona 85004, U.S.A.

                                            Attention:        Robert J. Hackett

                                            Facsimile:        (602) 257-8527

                  If to the Controlling     to the address or facsimile numbers
                  shareholders:             set forth beside their signatures
                                            below:

                                    Any party may change the address and/or
                  facsimile number at which it is to receive notices by notifying the other party to this Agreement as provided in this Agreement as provided in this Section 6.2.

                           3.11 Section 6.13 under Article IV of the Voting
Agreement shall be amended to read as follows:

                           TERMINATION. This Agreement shall terminate upon the
                  earlier of (a) the date on which a registration statement of the Company registering any equity securities of the Company for sale to the general public in a primary offering under the 1933 Act is declared effective; or (b) March 14, 1999. The Company shall give the Investor at least thirty (30) days advance notice of the filing of any registration statement described in (a) above.


                           4. AMENDMENT OF THE OPTION AGREEMENT. Section 9 of
the Option Agreement shall be amended to read as follows:

                                    TERMINATION. This Agreement shall terminate
                  upon the earlier of (a) the date on which a registration statement of the Company registering any equity securities of the Company for sale to the general public in a primary offering under the 1933 Act is declared effective; (b) March 14, 1999; (c) recission by the Investor pursuant to Section 4(c) hereof; or (d) immediately upon consummation of a sale pursuant to Section 4(b) hereof. The Company shall give


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                  the Investor at least thirty (30) days advance notice of the filing of any registration statement described in (a) above.

                           5. COMPLETE AGREEMENT. This Agreement, including the
Recitals contains the entire agreement between the parties with respect to the transaction contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings, including but not limited to the July 1994 Agreement and the June 1994 Letter. Notwithstanding the foregoing provisions, Johnson and Spire Consulting Group, Inc. ("Spire") are not parties to this Agreement and their rights and obligations and the rights and obligations of each of the parities to this Agreement as they relate to Johnson and Spire, shall continue to be governed by the Voting Agreement, prior to amendment herein, and the July 1994 Agreement.

                           6. WAIVER. Pursuant to Section 6.1 of the Voting
Agreement, each of the Investor, the Company and the Controlling Shareholders hereby; (a) waives observance by each of the other parties to the Voting Agreement of all terms of the Voting Agreement with respect to transactions of which each such party had actual or constructive (e.g. through the Registration Statement) knowledge as of the date of this Amendment; and (b) releases each of the parties to the Voting Agreement from any and all claims that arise out of or relate in any way to the Voting Agreement, but only if and to the extent that such releasing party had actual or constructive (e.g., through the Registration Statement) knowledge of the facts giving rise to any such claim as of the date of this Amendment.

                           7. MODIFICATIONS AND AMENDMENTS. The terms of this
Agreement may be amended or modified only upon the written agreement of all of the parties hereto. Notwithstanding the provisions of Section 6.7 of the Voting Agreement, the parties to this Agreement hereby consent to the amendments made herein to the Voting Agreement by this Agreement notwithstanding the fact that Johnson and Spire are not parties to this Agreement.

                           8. FURTHER ACKNOWLEDGMENTS. Tracker Canada and the
Controlling Shareholders hereby acknowledge that (a) the Voting Agreement (as amended herein) shall continue in full force and effect notwithstanding declaration by the SEC of the effectiveness of the Registration Statement until such time as the Company publicly offers its securities for cash pursuant to a registration statement in connection with a primary offering in accordance with the Voting Agreement or expiration thereof, and (b) nothing contained herein shall obligate the Investor to provide any further waivers or consent with respect to its rights under the Option Agreement or the Voting Agreement. The Company, Tracker Canada and the Controlling Shareholders hereby agree to execute and deliver (or to cause any party under their control to execute and deliver) such further documents and instruments and take such other actions (or cause the same) as the Investor may reasonably request from time to time in order to protect its


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rights hereunder.

                           9. COUNTERPARTS. This Agreement may be executed in
counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one agreement.


                     (SIGNATURES APPEAR ON FOLLOWING PAGES)


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                                    IN WITNESS WHEREOF, the Parties have caused
this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

                                          SATURN INVESTMENTS, INC.

                                          By:  /s/ Ayman I. Abudawood
                                               ---------------------------------
                                                   Ayman I. Abudawood
                                                   Director

                                          THE TRACKER CORPORATION OF AMERICA

                                          By:  /s/ I. Bruce Lewis
                                               ---------------------------------
                                                   I. Bruce Lewis
                                                   Chairman & CEO


                                          THE TRACKER CORPORATION

                                          By:  /s/ I. Bruce Lewis
                                               ---------------------------------
                                                   I. Bruce Lewis
                                                   Chairman & CEO


                                          By:  /s/ I. Bruce Lewis
                                               ---------------------------------
                                                   I. Bruce Lewis


                                          By:  /s/ Mark J. Gertzbein
                                               ---------------------------------
                                                   Mark J. Gertzbein


                                          By:  /s/ Jonathan B. Lewis
                                               ---------------------------------
                                                   Jonathan B. Lewis




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